Exhibit 10.2

Execution Version

EXCHANGE AGREEMENT

among

EVOLENT HEALTH, INC.

EVOLENT HEALTH LLC

and

THE STOCKHOLDERS OF WS/EVH BLOCKER, INC.

Dated as of October 1, 2018

i

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT, dated as of October 1, 2018 (this “Agreement”), is among Evolent Health, Inc., a Delaware corporation (“Evolent Health, Inc.”), Evolent Health LLC, a Delaware limited liability company (the “Company”), the holders of shares of common stock set forth on Exhibit A hereto (collectively, the “Stockholders”) in WS/EVH Blocker, Inc., a Delaware corporation (the “Initial Blocker”) and up to two additional entities that the Stockholders may establish as a blocker entity in the future (each, an “Additional Blocker” and together with the Initial Blocker, each a “Blocker”). Capitalized terms used but not simultaneously defined are defined in or by reference to Section 1.01.

W I T N E S S E T H:

WHEREAS, this Agreement is being entered into in connection with consummation of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among Evolent Health, Inc., the Company, Element Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, NCIS Holdings, Inc., a Delaware corporation, and New Century Investment, LLC, a Delaware limited liability company, solely in its capacity as representative (the “Merger Closing”);

WHEREAS, in connection with the Merger Closing and the other transactions contemplated by the Merger Agreement, Evolent Health, Inc. will issue Class B Shares and the Company will issue Class B Common Units to the Stockholders;

WHEREAS, in connection with the Merger Closing and the other transactions contemplated by the Merger Agreement, immediately following the Effective Time, the Stockholders will contribute (the “Initial Contribution”) certain Class B Shares and Class B Common Units to the Initial Blocker in exchange for shares of common stock in the Initial Blocker (the “Initial Blocker Stock”);

WHEREAS, in connection with the issuance of any Class B Shares of Evolent Health Inc. or Class B Units of the Company following the Merger Closing, including without limitation, pursuant to any earnout payment or escrow distribution (if any) under the Merger Agreement, the Stockholders will contribute (each, an “Additional Contribution” and together with the Initial Contribution, each a “Contribution”) certain Class B Shares and Class B Common Units to an Additional Blocker in exchange for shares of common stock in such Additional Blocker (the stock received in an Additional Contribution, “Additional Blocker Stock” and together with the Initial Blocker Stock, each “Blocker Stock”);

WHEREAS, the parties hereto desire to provide for the possible future exchange following the Merger Closing of the Blocker Stock, for Class A Shares on the terms and subject to the conditions set forth herein;

WHEREAS, neither Evolent Health, Inc. nor the Company shall have any obligation to acquire from the Stockholders any Blocker Stock unless all Stockholders exercise the Exchange Right with respect to the Blocker Stock in accordance herewith; and

WHEREAS, the parties intend that an Exchange consummated hereunder be treated for U.S. federal income tax purposes, to the extent permitted by law, as a tax free transaction under Section 368 of the Code.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINED TERMS

Section 1.01Definitions. As used in this Agreement, the following terms have the following meanings:

“Additional Blocker” is defined in the preamble.

“Additional Blocker Stock” is defined in the preamble.

“Additional Contribution” is defined in the preamble.

“Agreement” is defined in the preamble.

“Blocker” is defined in the preamble.

“Blocker Stock” is defined in the preamble.

“Business Combination Transaction” is defined in the Amended and Restated Certificate of Incorporation of Evolent Health, Inc.

“Business Day” means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized by law to close.

“Class A Shares” means shares of Class A common stock, par value $0.01 per share, of Evolent Health, Inc.

“Class B common units” is defined in the Operating Agreement.

“Class B Shares” means shares of Class B common stock, par value $0.01 per share, of Evolent Health, Inc.

“Closing” means the closing of an Exchange pursuant to Section 2.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Company” is defined in the recitals.

“Contribution” is defined in the preamble.

“Evolent Health, Inc.” is defined in the preamble.

“Exchange,” when used as a noun, means an exchange by the Stockholders of all of the applicable Blocker Stock, for Class A Shares by way of a merger of a subsidiary of Evolent Health, Inc. into the applicable Blocker. “Exchange,” when used as a verb, and “Exchanging,” when used as an adjective, shall have correlative meanings.

“Exchange Rate” means the number of Class A Shares per common share of Blocker Stock to be received in an Exchange, which shall equal the number of Class B common units held by the applicable Blocker divided by the number of common shares of the applicable Blocker, subject to adjustment as provided in Section 2.02.

“Exchange Request” means a written notice to the Company, delivered at least three Business Days in advance of a Closing of an Exchange, requesting the Exchange of all of the applicable Blocker Stock.

“Exchange Right” means the right of the Stockholders to Exchange all (but not less than all) shares of the applicable Blocker Stock.

“Governmental Entity” means any court, administrative agency, regulatory body, commission, or other governmental authority, board, bureau, or instrumentality, domestic or foreign, and any subdivision thereof.

“Initial Blocker” is defined in the preamble.

“Initial Blocker Stock” is defined in the preamble.

“Initial Contribution” is defined in the preamble.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“Merger Agreement” shall have the meaning set forth in the recitals.

“Merger Closing” is defined in the preamble.

“Notice” is defined in Section 4.02.

“Operating Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of June 4, 2015, as such agreement may be amended from time to time.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity, and any government or agency or political subdivision thereof.

“Restricted Class A Shares” is defined in Section 3.01.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stockholder” is defined in the preamble.

“Stockholder Tax Returns” is defined in Section 4.14.

“Straddle Period” means a taxable period that includes (but does not end on) the date of Closing.

“Tax” or “Taxes” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, franchise, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, goods and services, alternative or add‑on minimum or other tax imposed by any Governmental Entity, including any interest or penalties in respect of the foregoing. For the avoidance of doubt, “Tax” or “Taxes” shall include any liability for the taxes described in the preceding sentence imposed pursuant to Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar law with respect to state or local taxes), as a result of transferee or successor liability, by contract or pursuant to applicable law.

“Tax Return” means any Tax return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

Section 1.02Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. Any capitalized term used in any Exhibit and not otherwise defined therein has the meaning ascribed to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
EXCHANGE

Section 2.01Exchanges.

(a)Permissible Exchanges.

(i)Upon the terms and subject to the conditions of this Article 2, the Stockholders may, at any time, elect to Exchange 100% of the Stockholders’ shares of the Initial

Blocker Stock or the applicable Additional Blocker Stock, as applicable, by delivering an Exchange Request to Evolent Health, Inc., with a copy to the Company. For the avoidance of doubt, the Stockholders, unless otherwise agreed to by Evolent Health, Inc., in its sole and absolute discretion, may only Exchange all shares of the Initial Blocker Stock or the applicable Additional Blocker Stock, as applicable, held by all Stockholders (i.e. there is no partial exchange right with respect to the Initial Blocker Stock or the applicable Additional Blocker, as applicable).

(ii)Each Stockholder shall represent in the Exchange Request that such Stockholder owns the applicable Blocker Stock to be delivered at a Closing pursuant to Section 2.01(d)(i) and Section 2.01(d)(ii), free and clear of all Liens, except as set forth therein and other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the Operating Agreement, and, if there are any Liens identified in the Exchange Request, such Stockholder shall covenant that such Stockholder will deliver at a Closing evidence reasonably satisfactory to the Company that all such Liens (other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the Operating Agreement) have been released.

(iii)Each Stockholder shall further represent in the Exchange Request that, as of a Closing, (A) there are no liabilities or obligations of the Blocker of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, (including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than liabilities arising strictly as a result of its ownership of Evolent Equity or under the terms of this Agreement and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such liability or obligation, (B) except for the Evolent Equity held by such Blocker, the Blocker does not own any other assets and (C) that the Exchange has been duly authorized on the part of each Stockholder.

(iv)Upon delivery to Evolent Health, Inc., the Exchange Request may not be revoked less than three Business Days prior to the scheduled Closing of the Exchange (and Evolent Health, Inc.shall have received notice of such revocation no later than such third Business Day) unless the Stockholders reimburse all out-of-pocket costs incurred by Evolent Health, Inc. or the Company with respect to such requested Exchange.

(b)Closing.

(i)If the Exchange Request has been delivered pursuant to Section 2.01(a)(i), then (subject to Section 2.01(c)) a Closing of the Exchange shall occur within three Business Days of the delivery of such Exchange Request or such later time as requested by the Exchanging Stockholders.

(ii)If Evolent Health, Inc. enters into an agreement to consummate a Business Combination Transaction, Evolent Health, Inc. shall give the Stockholders at least five Business Days’ notice of the closing thereof and, upon the written request of the Stockholders, Evolent Health, Inc. shall cause such agreement to (and shall not enter into any such agreement unless it does) provide that the Stockholders shall be entitled to Exchange all (but not less than all) shares of the applicable Blocker Stock immediately prior to the closing of the Business Combination Transaction in order for the Stockholders to be able to receive the amount and type of consideration payable pursuant to such Business Combination Transaction to holders of Class A Shares. If any Person commences a tender offer or exchange offer for any of the outstanding shares of Evolent Health, Inc.’s stock, upon the written request of the Stockholders, Evolent Health, Inc. shall entitle the Stockholders, at the request of the Stockholders, to Exchange all (but not less than all) of the applicable shares of Blocker Stock immediately prior to and contingent upon the consummation of such tender offer or exchange offer in order for the Stockholders to participate in such tender offer or exchange offer. Notwithstanding anything to the contrary in the foregoing, in the event that board of directors of Evolent Health, Inc. approves a Business Combination Transaction and determines in good faith that such Business Combination Transaction involves a bona fide third party and is not for the primary purpose of causing an Exchange hereunder, then upon at least five Business Days’ notice, the mandatory Exchange of all outstanding shares of Blocker Stock shall occur in accordance with the following sentence. The Closing for any Exchange in which Class A Shares are delivered occurring pursuant to this Section 2.01(b)(ii) shall occur immediately prior to, but remain subject to the consummation immediately after of, the Business Combination Transaction, tender offer or exchange offer, as applicable, and such Exchange shall be null and void if such Business Combination Transaction, tender offer or exchange offer, as applicable, shall fail to be consummated.

(iii)Upon receiving notice of an Exchange Request under Section 2.01(a)(i), Evolent Health, Inc. shall effect the Exchange under Section 2.01(d) and deliver to the Exchanging Stockholders the number of Class A Shares that the Stockholders are entitled to receive in the Exchange.

(iv)Upon the occurrence of a Closing, (A) all rights of the Exchanging Stockholders as holder of the shares of the applicable Blocker Stock being Exchanged shall terminate, (B) the shares of Blocker Stock delivered at the Closing shall be transferred to Evolent Health, Inc. on the books and records of the applicable Blocker and (C) the Exchanging Stockholders, or such other Person in whose name the Exchanging Stockholders have requested the shares be registered, shall be treated for all purposes as the holders of any Class A Shares delivered at the Closing.

(v)The Class A Shares to be received in the Exchange shall be registered in such names and in such denominations as the Exchanging Stockholders shall request in writing not later than one Business Day prior to Closing.

(c)Closing Conditions.

(i)The obligation of any of the parties to consummate an Exchange pursuant to this Section 2.01 shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange.

(ii)The obligation of Evolent Health, Inc. to consummate an Exchange pursuant to this Section 2.01 shall be subject to (A) the delivery by the Exchanging Stockholders of the items specified in clauses (i), (ii) and (iii) of Section 2.01(d) and (B) the good faith determination by Evolent Health, Inc. that such Exchange would not be prohibited by applicable law or regulation and would not violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking to which the Company or Evolent Health, Inc. is subject.

(d)Closing Deliveries. At or prior to a Closing, with respect to each Stockholder:

(i)to the extent the Stockholders’ shares of applicable Blocker Stock are certificated, the Stockholders shall deliver to the Evolent Health, Inc., one or more certificates representing the shares of applicable Blocker Stock (or an affidavit of loss in lieu thereof in customary form, without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to Evolent Health, Inc., as applicable, duly executed in blank by such Stockholder or such Stockholder’s duly authorized attorney;

(ii)each Stockholder shall represent in writing, and at Evolent Health, Inc.’s request, deliver confirmatory evidence reasonably satisfactory to the Evolent Health, Inc., as applicable, that no Liens exist on the applicable Blocker Stock delivered pursuant to Sections 2.01(d)(i) and 2.01(d)(ii) (other than transfer restrictions imposed by or under applicable securities laws, the Operating Agreement and this Agreement), or that any such Liens have been released;

(iii)each Stockholder shall deliver to Evolent Health, Inc. a good standing certificate of the applicable Blocker from the Secretary of State of the state of Delaware and (ii) a certified copy of its charter from the Secretary of State of the state of Delaware;

(iv)Evolent Health, Inc. shall deliver, or cause to be delivered, to such Stockholder the number of Class A Shares that the Stockholders are entitled to receive in the Exchange, registered in such names and such denominations as the Stockholders requested pursuant to Section 2.01(b)(iv).

Section 2.02Adjustment. The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit or stock split, unit or stock distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit or stock split, reclassification, reorganization, recapitalization or otherwise) of the Class B common units or Class B Shares or any similar event, in each case that is not accompanied by an identical subdivision or combination of the Class A Shares; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Shares or any similar event, in each case that is not accompanied by an identical subdivision or combination of the Class B common units and Class B Shares. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Stockholder shall be entitled to receive the amount of such security, securities or other property that the Exchanging Stockholders would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, this Section 2.02 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

Section 2.03Expiration. In the event that the Company is dissolved, liquidated or wound up pursuant to the Operating Agreement or otherwise, any Exchange Right shall expire upon final distribution of the assets of the Company pursuant to the terms and conditions of the Operating Agreement.

Section 2.04Reservation of Class A Shares; Listing. Evolent Health, Inc. shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, the maximum number of Class A Shares as shall be issuable upon Exchange of all outstanding shares of Blocker Stock; provided that nothing contained herein shall be construed to preclude Evolent Health, Inc. from satisfying its obligations in respect of any such Exchange by delivery of purchased Class A Shares (which may or may not be held in the treasury of Evolent Health, Inc.). If any Class A Shares require registration with or approval of any Governmental Entity under any federal or state law before such Class A Shares may be issued upon an Exchange, Evolent Health, Inc. shall use reasonable efforts to cause such Class A Shares to be duly registered or approved, as the case may be. Evolent Health, Inc. shall list and use its reasonable efforts to maintain the listing of the Class A Shares required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding Class A Shares are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). Evolent Health, Inc. covenants that all Class A Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

Section 2.05Capitalization. The number of shares of Blocker Stock issued to the Stockholders in connection with a Contribution will represent all of the issued and outstanding capital securities of the applicable Blocker. All issued and outstanding shares of Initial Blocker Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. Except as set forth in Section 4.01 and with respect to Additional Blocker Stock, the Stockholders shall not authorize or permit the issuance of additional Blocker Stock, rights to subscribe for Blocker Stock, securities convertible into or exchangeable for Blocker Stock or rights to subscribe for any such securities by any means, including, without limitation, dividend, stock split, recapitalization, reclassification or exchange of shares. The Stockholders agree not to, directly or indirectly, (i) sell, pledge, assign, transfer, tender, exchange, offer, encumber, lend or otherwise dispose of (including by gift, merger, consolidation or otherwise by operation of law), or (ii) enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, tender, exchange, offer, encumbrance or other disposition of any Blocker Stock without the written consent of Evolent Health, Inc., which may be withheld in Evolent Health, Inc.’s sole discretion.

Section 2.06Removal of Impediments to Exchange. Evolent Health, Inc. shall use reasonable best efforts to remove any impediment that in the good faith judgment of Evolent Health, Inc. would cause any Exchange to be prohibited by applicable law or regulation or that would cause any Exchange to violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking to which Evolent Health, Inc. is subject.

ARTICLE 3
TRANSFER RESTRICTIONS

Section 3.01General Restrictions on Transfer. Each Stockholder understands and agrees that the Class A Shares received by such Stockholder in any Exchange (any such Class A Shares, “Restricted Class A Shares”) may not be transferred except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(a)Without limitation of Section 3.01(a), each Stockholder understands and agrees that, unless exchanged pursuant to an effective registration statement under the Securities Act,

the Restricted Class A Shares are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Stockholder agrees that it shall not Transfer any Restricted Class A Shares (or solicit any offers in respect of any Transfer of any Restricted Class A Shares), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b)Any attempt to transfer any Restricted Class A Shares not in compliance with this Agreement shall be void ab initio, and Evolent Health, Inc. shall not, and shall cause any transfer agent not to, give any effect in Evolent Health, Inc.’s stock records to such attempted transfer.

Section 3.02Legends.

(a)In addition to any other legend that may be required, subject to Section 3.02(b), each certificate for Restricted Class A Shares issued to a Stockholder shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(b)If any Restricted Class A Share is eligible to be sold pursuant to Rule 144(b)(1) under the Securities Act (or any successor provision), upon the written request of the holder thereof, accompanied (if Evolent Health, Inc. shall so request) by an opinion of counsel reasonably acceptable to Evolent Health, Inc. (it being agreed that Evolent Health, Inc. shall instruct its transfer agent to accept an opinion of Winston & Strawn LLP), Evolent Health, Inc. shall issue to such holder a new certificate evidencing such Restricted Class A Share without the legend required by Section 3.02(a) endorsed thereon.

ARTICLE 4
OTHER AGREEMENTS; MISCELLANEOUS

Section 4.01Indemnification. The Stockholders agree to indemnify and hold harmless the Company, Evolent Health, Inc. and their respective officers, managers, directors, employees and their affiliates and their respective successors and assigns, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) (i) arising out of or based upon any false representation or warranty or breach or failure by the Stockholder to comply with any covenant or agreement made herein or in any other document furnished by the undersigned to any of the foregoing in connection with this Agreement or (ii) for or relating to any Taxes of the Blocker for a taxable period (or portion of a Straddle Period) ending on or before the date of the Closing. For purposes of clause (ii) of the previous sentence, the amount of Taxes attributable to the portion of a Straddle Period ending on the date of the Closing shall be determined using the following conventions: (a) in the case of property Taxes and other similar Taxes imposed on a periodic basis, the amount attributable to the portion of the Straddle Period ending on the date of the Closing shall equal the Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on (and including) the date of the Closing and the denominator of which is the number of calendar days in the entire Straddle Period; and (b) in the case of all other Taxes (including income Taxes, sales

Taxes, employment Taxes, and withholding Taxes), the amount attributable to the portion of the Straddle Period ending on the date of the Closing shall be determined as if the Blocker filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending as of the end of the day on the date of the Closing using a “closing of the books methodology.” For purposes of clause (b), (1) any item determined on an annual or periodic basis (including amortization and depreciation deductions) shall be allocated to the portion of the Straddle Period ending on (and including) the date of the Closing based on the relative number of days in such portion of the Straddle Period as compared to the number of days in the entire Straddle Period, and (2) any Taxes or items of income or gain attributable to a transaction engaged in on the date of the Closing (but after the Closing) that is outside the ordinary course of business and is not contemplated by this Agreement shall be allocated to the portion of the Straddle Period beginning on the day after the date of the Closing.

Section 4.02Expenses. Each party hereto shall bear its own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated, except that Evolent Health, Inc. shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange and Evolent Health, Inc. shall promptly cooperate in all filings required to be made under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, in connection with any Exchange (but Evolent Health, Inc. shall not be obligated to bear, and shall be reimbursed by the Stockholders for, the expenses of any such filing or of any information request from any Governmental Entity relating thereto); provided, however, that if any certificate is to be issued pursuant to Section 2.01(d)(v) in a name other than that of a Stockholder, then the Person or Persons requesting the issuance thereof shall pay to Evolent Health, Inc. the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Evolent Health, Inc. that such tax has been paid or is not payable.

Section 4.03Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 4.02), email or nationally recognized overnight courier, addressed to such party at the address, facsimile number or email address set forth in Exhibit A hereto, or below with respect to Evolent Health, Inc., or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

if to Evolent Health, Inc., to:

800 N. Glebe Road, Suite 500
Arlington, VA 22203
Telephone: (571) 389-6056
Facsimile: (571) 389-6001
Attention: Jonathan Weinberg
E-mail: JWeinberg@evolenthealth.com

with a copy (which shall not constitute notice to Evolent Health, Inc.) to:

Bass, Berry & Sims PLC
150 Third Ave. South, Suite 2800
Nashville, Tennessee 37201

Attention: Angela Humphreys
Email: ahumphreys@bassberry.com

Each Notice shall be deemed received on the date sent to the recipient thereof in accordance with this Section 4.02, if sent prior to 10:00 p.m. New York City time and such day is a Business Day; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day.

Section 4.04Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.05Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

Section 4.06Entire Agreement; No Third Party Beneficiaries. This Agreement together with the Operating Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.07Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

Section 4.08Dispute Resolution. The provisions of Article 13 of the Operating Agreement are hereby incorporated herein in their entirety.

Section 4.09Governing Law. This Agreement and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

Section 4.10Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware. Each of the parties irrevocably consents to submit to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Process in any such suit, action or proceeding in such courts may be served, and shall be effective, on any party anywhere in the world, whether within or without the jurisdiction of any such court, by any of the methods specified for the giving of Notices pursuant to Section 4.02. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection or defense that it may now or hereafter have based on venue, inconvenience of forum, the lack of personal jurisdiction and the adequacy of service of process (as long as the party was provided Notice in accordance with the methods specified in Section 4.02) in any suit, action or proceeding brought in such courts.

Section 4.11WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.12Amendments; Waivers.

(a)No provision of this Agreement may be amended or waived unless such amendment or waiver is approved by a majority of the board of directors of Evolent Health, Inc., the Company and the Stockholders (only to the extent they hold any Blocker Stock) holding a majority of the issued and outstanding shares of the Blocker Stock.

(b)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.13Assignment. Except that the rights to have a legend removed from a certificate representing Restricted Class A Shares in accordance with Section 3.02(b) shall be deemed automatically assigned in connection with any transfer not prohibited hereunder, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns.

Section 4.14Tax Treatment; Tax Returns.

(a)The parties intend that an Exchange consummated hereunder will qualify as a reorganization described in Section 368 of the Code, and the parties shall report the transactions contemplated in this Agreement consistently with such treatment on all relevant Tax Returns, and shall take no position inconsistent with such treatment in any Tax proceeding with a Governmental Entity unless required by a final determination of the applicable Governmental Entity; provided, that notwithstanding the foregoing, if Evolent Health, Inc. seeks, and following reasonable commercial efforts is unable to obtain an opinion from a nationally recognized accounting firm or law firm (it being agreed that Evolent Health, Inc. shall instruct its tax preparer to accept an opinion of Winston & Strawn) concluding at a “more likely than not” level of comfort that the Exchange qualifies as a reorganization within the meaning of Section 368(a) of the Code, then Evolent Health Inc. shall not be obligated to report the Exchange as set forth in this Section 4.14. None of Evolent Health, Inc., the Company, nor the Stockholders shall take any action that could reasonably be expected to prevent the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The parties adopt this Agreement as a “plan of reorganization” within the meaning of Section 368 and the Treasury Regulation promulgated thereunder.

(b)Stockholders, at their sole cost and expense, shall prepare and timely file, or shall cause to be prepared and timely filed all Tax Returns in respect of the Blocker for taxable periods ending on or before the date of Closing (the “Stockholder Tax Returns”). At least thirty (30) days prior to the due date (or, if earlier, the intended filing date) of any Stockholder Tax Return, Stockholders shall provide a draft of such Stockholder Tax Return to Evolent Health, Inc. for its review and comment. Stockholders shall incorporate any reasonable comments made by Evolent Health, Inc. into such Stockholder Tax Return prior to its filing.

Section 4.15Effective Date. This Agreement shall become effective upon the Merger Closing. In the event the Merger Agreement terminates, this Agreement will terminate and be of no further force or effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

EVOLENT HEALTH, INC.: EVOLENT HEALTH, INC.

By: /s/ Seth Blackley
Name: Seth Blackley
Title: President
COMPANY: EVOLENT HEALTH LLC

By: /s/ Jonathan Weinberg
Name: Jonathan Weinberg
Title: Secretary

[Signature page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

STOCKHOLDERS: NEW CENTURY INVESTMENT, LLC

By: /s/ Maxwell Mishkin
Name: Maxwell Mishkin
Title: President and Secretary

CVSC NC HOLDINGS, LLC

By: /s/ Maxwell Mishkin
Name: Maxwell Mishkin
Title: President and Secretary

[Signature page to Exchange Agreement]